                                                                Exhibit 10(uu)

                       PREFERRED STOCK PURCHASE AGREEMENT

         This PREFERRED STOCK PURCHASE AGREEMENT (this "Purchase Agreement" or the "Agreement") is made as of this 11th day of May, 2000 by and between Alliance Pharmaceutical Corp., a New York corporation (the "Company"), and Baxter Healthcare Corporation, a Delaware corporation ("Baxter").

THE PARTIES AGREE AS FOLLOWS:

      1. Authorization of Purchase and Sale of Preferred Stock.

      1.1 Authorization of Preferred Stock. The Company has authorized the issuance and sale of up to 500,000 shares of its Series F Preferred Stock, $.01 par value (such Series F Preferred Stock being hereinafter referred to as the "F Stock") to be issued under this Purchase Agreement. The rights, privileges, and preferences of the F Stock are as set forth in the Company's Certificate of Amendment of Certificate of Incorporation (the "Certificate of Amendment") in the form attached to this Purchase Agreement as Exhibit A.

      1.2 Purchase and Sale of the Preferred Stock. Subject to the terms and conditions of this Purchase Agreement and on the basis of the representations and warranties set forth herein, the Company agrees to sell to Baxter, and Baxter agrees to purchase from the Company, 500,000 shares of F Stock (the "F Shares") at a purchase price of $40.00 per share or an aggregate purchase price of $20,000,000.

      1.3 The Closing. The purchase and sale of the F Shares will take place at the offices of Gibson, Dunn & Crutcher LLP, 4 Park Plaza, Irvine, California 92614-8557 at 10:00 a.m. local time on May 19, 2000 or at such other time and place as the parties shall mutually agree (the "Closing"). At the Closing, the Company will deliver to Baxter a certificate, registered in Baxter's name, representing the F Shares to be purchased by Baxter against payment of the purchase price thereof in lawful money of the United States of America by wire transfer or check payable to the Company.

      2. Representations and Warranties of the Company. The Company hereby represents and warrants to Baxter that:

      2.1 Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and is qualified to do business as a foreign corporation in each jurisdiction where failure to qualify would have a Materially Adverse Effect (as defined in Section 2.13) on the business or properties of the Company. The Company has full power and authority to own its property, to carry on its business as presently conducted and to carry out the transactions contemplated hereby. The copies of the Certificate of Incorporation, Certificate of Amendment and Bylaws of the Company, as amended to date, which have been furnished to Baxter by the Company, are correct and complete.

      2.2 Authorization. The Company has full power to execute, deliver and perform this Purchase Agreement, the License Agreement between the Company and PFC Therapeutics, LLC ("PFC") attached hereto as Exhibit B (the "License Agreement"), the Deferred Stock Purchase Agreement attached hereto as Exhibit C (the "Deferred Stock Purchase Agreement"), the Limited Liability Company Agreement of PFC Therapeutics, LLC between the Company and Baxter attached hereto as Exhibit D (the "Operating Agreement"), the Marketing and Distribution Agreement between the Company, Baxter and PFC attached hereto as Exhibit E (the "Marketing and Distribution Agreement"), the Alliance Manufacturing and Supplier Agreement between the Company and PFC attached hereto as Exhibit F (the "Alliance Manufacturing and Supplier Agreement") and the Baxter Manufacturing and Supplier Agreement between Baxter and PFC attached hereto as Exhibit G (the "Baxter Manufacturing and Supplier Agreement") (collectively, the "Transaction Agreements"), and each such agreement has been duly executed and delivered by the Company and is the legal, valid and, assuming due execution by the other parties hereto and thereto, binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally, and to general equitable principles. The execution, delivery and performance of this Purchase Agreement, including the sale, issuance and delivery of the F Shares, and the License Agreement, and each other agreement entered into by the Company in connection with this Purchase Agreement, has been duly authorized by all necessary corporate action of the Company.

      2.3 Capitalization. The entire authorized capital stock of the Company consists of 75,000,000 shares of common stock, $0.01 par value per share (the "Common Stock"), of which 47,167,083 shares are issued and outstanding on May 5, 2000, and 5,000,000 shares of preferred stock, $.01 par value, of which (i) 500,000 have been designated as Series F Preferred Stock, all of which are to be issued at the Closing, (ii) 1,500,000 have been designated Series A Preferred Stock and are not issued or outstanding; (iii) 13,637 have been designated Series G Preferred Stock and are not issued or outstanding and (iv) 13,636 have been designated Series H Preferred Stock and are not issued or outstanding. None of the remaining 2,972,727 shares of such preferred stock are issued or outstanding. The shares of Common Stock outstanding are duly authorized, validly issued, fully paid and nonassessable. No shares of Common Stock or preferred stock are held in the Company's treasury. The Company has authorized and reserved 500,000 shares of F Stock for issuance hereunder. When issued in accordance with the terms of this Purchase Agreement, the F Shares will be duly authorized, validly issued and outstanding, fully paid and nonassessable, and the certificates representing the same will be duly and validly authorized, executed and delivered by the Company. The Company has authorized and reserved for issuance upon conversion of the F Shares shares of its Common Stock or such other number as may be necessary to be issued upon such conversion (such shares, until sold to the public generally pursuant to a registration statement or Rule 144(k) promulgated under the Securities Act of 1933, as amended (the "1933 Act"), are referred to herein as "Conversion Shares"). The Conversion Shares and any shares of Common Stock issued upon the exercise of an Option (as hereinafter defined) (such shares being referred to herein as the "Option Shares") will, upon such issuance in accordance with the terms of the Company's Certificate of Incorporation, as amended, be duly authorized, validly issued and outstanding, fully paid and nonassessable, and the certificates representing the same will be duly and validly authorized, executed and delivered by the Company. There are no outstanding warrants, rights of first refusal, options or other rights to purchase or acquire, or exchangeable for or convertible into, any shares of Common Stock or preferred stock, except as disclosed on Schedule 2.3 or as otherwise disclosed in writing. The Company has reserved Common Stock for issuance upon exercise of outstanding options and warrants as set forth in
Section 2.3 of the disclosure schedule to this Purchase Agreement. Except as provided herein, there are no preemptive rights with respect to the issuance or sale by the Company of any of its securities. Except as provided in this Purchase Agreement or as imposed by applicable securities laws, there are no restrictions on the transfer or voting of any shares of the Common Stock or F Stock. There are no existing rights with respect to registration under the 1933 Act of any of the Company's securities except as set forth herein or as disclosed on Schedule 2.3. Upon consummation of the transactions contemplated hereby, good and valid title to the F Shares will pass to Baxter, free and clear of any encumbrances, liens, claims, charges or assessments of any nature whatsoever. Upon their issuance in accordance with the Company's Certificate of Incorporation, as amended, and, with respect to the Option Shares, this Agreement, good and valid title to the Conversion Shares and the Option Shares will pass to Baxter, free and clear of any encumbrances, liens, claims, charges or assessments of any nature whatsoever.

      2.4 Financial Statements. The Company has delivered to Baxter a copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 (the "1999 10-K"), containing audited consolidated balance sheets and statements of operations and cash flow for the fiscal years ended June 30, 1997, June 30, 1998 and June 30, 1999 and a copy of the Company's Quarterly Report on Form 10-Q for the quarters ended September 30, 1999 and December 31, 1999 and the Company's draft 10-Q for the quarter ended March 31, 2000 (the Forms 10-Q, the draft 10-Q and the financial statements therein and in the 1999 10-K, collectively, are referred to as the "Financial Statements"). The Financial Statements are in accordance with the books and records of the Company, have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present, in all material respects, the financial position, results of operations and cash flows of the Company as of each such date and for each of the periods covered thereby, except that such interim statements are subject to normal year-end adjustments.

      2.5 Absence of Undisclosed Liabilities. Except as and to the extent reflected or stated in the Financial Statements, neither the Company nor its subsidiaries has any debts, liabilities or obligations of any nature, whether accrued, absolute, assigned or otherwise, whether due or to become due, other than those incurred in the ordinary course of business.

      2.6 Absence of Certain Developments. Since June 30, 1999, except as disclosed in the Financial Statements or the disclosure schedules to this Purchase Agreement or as otherwise expressly contemplated therein or by the transaction Agreements to which it is a party, and except for continuing operating losses, the Company has not:

            (a) changed or amended its Articles of Incorporation or By-Laws (or similar governing documents);

            (b) incurred any obligation or liability (fixed or contingent), except normal trade or business obligations incurred in the ordinary course of business and consistent with past practice, none of which individually or in the aggregate would cause a Material Adverse Effect;

            (c) discharged or satisfied any material lien, security interest, charge or other encumbrance or paid any material obligation or liability (fixed or contingent), other than in the ordinary course of business and consistent with past practice;

            (d) mortgaged, pledged or subjected to any lien, security interest, charge or other encumbrance any of its material assets or properties (other than liens permitted pursuant to Section 2.7 below);

            (e) transferred, leased or otherwise disposed of any of its material assets or properties, except for fair consideration in the ordinary course of business and consistent with past practice, or acquired any material assets or properties, except in the ordinary course of business and consistent with past practice;

            (f) declared, set aside or paid any distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or redeemed or otherwise acquired any of its capital stock or split, combined or otherwise similarly changed its capital stock or authorized the creation or issuance of or issued or sold any capital stock or any securities or obligations convertible into or exchangeable therefor, or gave any person any right to acquire any capital stock from the Company, or agreed to take any such action (other than upon the exercise of outstanding warrants or stock options, and the issuance and exercise of stock options issued under the Company's existing stock option plans);

            (g) made any investment of a capital nature, whether by purchase of stock or securities, contributions to capital, property transfers or otherwise, in any other partnership, corporation or any other entity, or purchase any material property or assets;

            (h) canceled or compromised any debt or claim other than in the ordinary course of business;

            (i) waived or released any rights of material value, including, without limitation, any material patents, trademarks and trade names, trademark and trade name registrations, logos, servicemark registrations, copyright registrations, applications pending the date hereof for patent or for trademark, trade name, servicemark or copyright registrations, and other material proprietary intellectual property rights (including, but not limited to, know-how, information, proprietary rights and information) ("Intangible Rights");

            (j) transferred or granted any material rights under or with respect to any Intangible Rights other than on reasonable business terms, or permitted any license, permit or other form of authorization relating to a material Intangible Right to lapse;

            (k) suffered any casualty loss or damage (whether or not such loss or damage shall have been covered by insurance) which affects in any material respect its ability to conduct business;

            (l) made or granted any wage or salary increase applicable to any group or classification of employees generally, entered into any employment contract with or made any loan to, or entered into any material transaction of any other nature with, any officer, or employee of Company, except in the ordinary course of business; or

            (m) suffered a Material Adverse Effect.

      2.7 Title to Properties. Except as stated in the 1999 10-K, each of the Company and its subsidiaries has good and marketable title to all material properties and assets (excluding intellectual property which is covered by Section 2.10 hereof) necessary to its business as presently conducted and as proposed to be conducted, and to all of its properties and assets, free and clear of all mortgages, security interests, liens, restrictions or encumbrances other than (i) those disclosed on Schedule 2.7, (ii) the lien of current taxes not yet due and payable and (iii) possible minor liens and encumbrances which do not in any case, individually or in the aggregate, materially detract from the value of the property subject thereto or materially impair the operations of the Company or its subsidiaries, and would not result in the occurrence of a Material Adverse Effect, and which have not arisen otherwise than in the ordinary course of business.

      2.8 Tax Matters. All taxes, including, without limitation, income, excise, property, sales, transfer, use, franchise, payroll, employees' income withholding and social security taxes imposed or assessed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, which are due or payable by the Company, and all interest, penalties and additions thereon, whether disputed or not, have been paid in full, and all tax returns or other documents required to be filed in connection therewith have been accurately prepared and duly and timely filed. The Company has not been delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, assessed or, to the best of its knowledge, proposed against it. The provisions for taxes in the Financial Statements are sufficient for the payment of all accrued and unpaid federal, state, county and local taxes of the Company.

      2.9 No Defaults. The Company is not in violation, nor will the execution of this Agreement or any of the Transaction Agreements to which it is a party cause a violation, of any term or provision of (a) its Certificate of Incorporation or Bylaws or any material note, indenture, mortgage, lease, agreement, contract, purchase order or other material instrument, document or agreement to which the Company is a party or by which it or any of its properties or assets is bound or affected or (b) any order, writ, injunction or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

      2.10 Intellectual Property. To the best of the Company's knowledge;

            (a) The Company has good title to and ownership of or licensed rights to, free and clear of all liens, claims and encumbrances of any nature, Intangible Rights licensed by the Company to PFC under the License Agreement, and the conduct by the Company of its business in connection with the Intangible Rights neither conflicts with or constitutes, or is expected to conflict with or constitute, an infringement of the rights of others.

            (b) The Company has sufficient title to and ownership of, or license rights to, or has applied for, all Intangible Rights necessary to the proper conduct of its business as described in the Financial Statements. The consummation of the transactions contemplated hereby will not alter or impair any such Intangible Rights.

            (c) The Company has not received any communications alleging that, and has no knowledge that the Company has violated or, by conducting its business, would violate any of the Intangible Rights of any other person or entity.

      2.11 Effect of Transactions. The execution, delivery and performance of this Purchase Agreement and the transactions contemplated hereby, and compliance with the provisions hereof by the Company, do not and will not, with or without the passage of time or the giving of notice or both, (i) violate any current law, statute, rule, regulation, ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body or (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under the Certificate of Incorporation or Bylaws of the Company or any material note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which the Company is a party or by which it or any of its properties or assets is bound or affected.

      2.12 No Governmental Consent or Approval Required. Based in part on the representations made by Baxter in Section 3 of this Purchase Agreement, and except as contemplated herein, no authorization, consent, approval or other order of, declaration to, or registration, qualification, designation or (other than the Certificate of Amendment) filing with any federal, state or local governmental agency or body is required for or in connection with the valid and lawful authorization, execution and delivery by the Company of this Purchase Agreement or any other Transaction Agreement to which it is a party, and consummation of the transactions contemplated hereby or thereby, or for or in connection with the valid and lawful authorization, issuance, delivery of the F Shares or for or in connection with the valid and lawful authorization, reservation, issuance and delivery of the Conversion Shares other than (a) the qualification (or taking of such action as may be necessary to secure an exemption from qualification if available) of the offer and sale of the F Shares under the California Corporate Securities Law of 1968, as amended, and other applicable state securities laws, which filings and qualifications, if required, will be accomplished in a timely manner so as to comply with such qualification or exemption from qualification requirements, or (b) compliance with the applicable requirements of the HSR Act and stockholder approval pursuant to Nasdaq requirements, in each case if required in connection with the issuance of the Conversion Shares.

      2.13 Litigation. There is no claim, arbitration, action, suit, proceeding or investigation pending, or to the best knowledge of the Company, threatened against the Company or any of its subsidiaries, which questions the validity of this Purchase Agreement or any other Transaction Agreement to which it is a party or the right of the Company or any of its subsidiaries to enter into any such agreements or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse effect on the condition of the Company or its assets, liabilities, properties, business, operations, or insofar as they may be reasonably be foreseen, prospects generally (a "Material Adverse Effect"), or any change in the current equity ownership of the Company. Neither the Company nor any of its subsidiaries is a party to, or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality which would have a Material Adverse Effect.

      2.14 Securities Laws. Assuming that Baxter's representations and warranties contained in Section 3 of this Purchase Agreement are and continue to be true and correct, the offer, issuance and sale to Baxter of the F Shares, the Conversion Shares and the Option Shares are and will be exempt from the registration and prospectus delivery requirements of the 1933 Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. No person authorized by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the F Shares, the Conversion Shares or the Option Shares, or any similar securities, has taken or will take any action (including, without limitation, any offer or sale of any securities) under circumstances which would require the integration of such securities with the F Shares being sold hereunder under the 1933 Act or the rules and regulations of the Securities and Exchange Commission which would subject such offer and sale to the registration provisions of the 1933 Act.

      2.15 Brokerage. There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Purchase Agreement based on any arrangement made by or on behalf of the Company other than the fee being paid by the Company to Burrill & Company. The Company agrees to indemnify and hold Baxter harmless against any damages incurred as a result of any such claim.

      2.16 Insurance. The Company maintains in full force such types and amounts of insurance issued by issuers of recognized responsibility insuring the Company, with respect to its liability, workers' compensation, business and properties, in such amounts and against such losses and risks as are sufficient for compliance with all requirements of law and are deemed appropriate by the Company under its present circumstances.

      2.17 Compliance With Laws. Each of the Company and its subsidiaries are in compliance in all material respects with every statute, law or regulation applicable to the Company's business or operations, including (without limitation) statutes, laws and regulations relating to the environment or occupational health and safety, laboratory and manufacturing practices (including current Good Manufacturing Practices prescribed by the U.S. Food and Drug Administration), the experimental use of animals and the use and disposal of hazardous or potentially hazardous substances (including, with limitation, radioactive compounds and solvents), and, to the best of the Company's knowledge and its subsidiaries' knowledge, no material expenditures are required or currently anticipated in order to comply with any such existing statute, law or regulation. Neither the Company nor its subsidiaries has received any notice from any third party of any alleged material violation of any of the foregoing.

      2.18 Retirement Obligations, etc. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, other than as disclosed in the 1999 10-K. The Company does not have any employees that are represented by a union. The Company is not a party to any collective bargaining agreement and, to the best of the Company's knowledge, no organizational efforts are presently being made with respect to any of its employees. Baxter will not incur through consummation of any of the transactions contemplated by the Purchase Agreement any liability in respect of employees of the Company or any of its employee benefit plans.

      2.19 Investment Company. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and will not, as a result of the transactions contemplated hereby, become an "investment company."

      2.20 Disclosure. The Company has fully provided Baxter with all the information that Baxter has requested for deciding whether to purchase the F Shares. The 1999 10-K, the Forms 10-Q, this Purchase Agreement, and the other exhibits or schedules delivered in connection herewith or therewith, taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein in light of the circumstances under which they were made not misleading.

      3. Representations and Warranties and Other Agreements of Baxter.

      3.1 Representations and Warranties. Baxter hereby represents and warrants that:

            (a) Authorization. Baxter is a Delaware corporation and has full power and authority to execute, deliver and perform this Purchase Agreement and each Transaction Agreement to which it is a party and to purchase the F Shares. Assuming due execution by the Company hereof and thereof, this Purchase Agreement and each other Transaction Agreement to which Baxter is a party constitute the valid and legally binding obligation of Baxter, enforceable against Baxter in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally, and to general equitable principles.

            (b) Purchase Entirely for Own Account. It is Baxter's intention to acquire the F Shares, the Conversion Shares and the Option Shares (collectively, the "Securities") for investment for Baxter's own account, not as a nominee or agent and not with a view to the sale or other disposition of any part thereof in violation of the 1933 Act. Baxter has no present intention of selling, granting any participation in, or otherwise disposing of the same in violation of the 1933 Act. Baxter does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Securities.

            (c) Restrictions on Disposition. Baxter covenants that in no event will it dispose of any of the Securities (other than pursuant to Rule 144 promulgated under the 1933 Act ("Rule 144") or pursuant to a registration statement filed with the Securities and Exchange Commission (the "SEC") pursuant to the 1933 Act) unless and until (i) Baxter shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances setting forth the number of shares and price it proposes to sell at, excluding the name of the transferee and other information unless otherwise required in the written opinion of Company counsel to comply with the 1933 Act; and (ii) Baxter shall have furnished the Company with an opinion of Baxter's counsel reasonably satisfactory in form and substance to the Company and the Company's counsel to the effect that (A) such disposition will not require registration under the 1933 Act or compliance with any applicable state, local or foreign law, or (B) appropriate action necessary for compliance with the 1933 Act and any applicable state, local or foreign law has been taken. The restrictions on transfer imposed by this Section 3.1(c) shall cease and terminate as to the Securities when: (i) such securities shall have been effectively registered under the 1933 Act and sold by the owner thereof in accordance with such registration; or (ii) an opinion of the kind described in the preceding sentence states that all future transfers of such securities by the holder thereof would be exempt from registration under the 1933 Act and compliance with any applicable state, local or foreign law. Each certificate evidencing the Securities shall bear an appropriate restrictive legend as set forth in Section 3.3 below, except that such certificate shall not be required to bear such legend after a transfer thereof if the transfer was made in compliance with Rule 144 or pursuant to a registration statement or if the opinion of counsel referred to above is issued and provides that such legend is not required in order to establish compliance with any provisions of the 1933 Act.

            (d) Receipt of Information. Baxter has been furnished access to such information and documents as Baxter has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Purchase Agreement, the other Transaction Agreements and the purchase of the F Shares.

            (e) Brokerage. There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Purchase Agreement based on any arrangement or agreement made by or on behalf of Baxter, and Baxter agrees to indemnify and hold the Company harmless against any damages incurred as a result of any such claims.

      3.2 Further Provisions Regarding Disposition.

            (a) Transfer to Affiliates. Notwithstanding the provisions of
Section 3.1(c) above, no registration statement or opinion of counsel shall be necessary for a transfer of the Securities by Baxter to a subsidiary or affiliate (as defined pursuant to the 1933 Act) of Baxter which is an accredited investor, if the transferee makes the warranties set forth in Sections 3.1 (b) and (c) and agrees in writing to be subject to the terms hereof regarding the transfer of the Securities, to the same extent as if such transferee were Baxter hereunder.

            (b) New Certificates. Whenever the restrictions imposed by Section 3.1(c) above shall terminate as herein provided, the holder of the securities as to which such restrictions have terminated shall be entitled to receive from the Company, without expense, one or more new certificates not bearing restrictive legends and not containing any reference to the restrictions imposed by this Purchase Agreement.

      3.3 Legends. It is understood that, subject to Sections 3.1(c) and 3.2(b), the certificates evidencing the F Shares, the Option Shares and the Conversion Shares shall bear the following legend:

            (a) THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

            (b) Any legend required by the laws of any other applicable jurisdiction.

      3.4 Notice of Certain Events. Baxter hereby covenants and agrees that during the term of the License Agreement (including any extension thereof), unless notice has been provided in accordance with Section 3.1 (c), it will provide written notice to the Company of any sale or disposition, on the open market or in private transactions, by Baxter or any of its affiliates (including subsidiaries or other entities controlled by Baxter) of any shares of the Common Stock or other equity securities of the Company (or if Baxter or such affiliates shall direct any third party to take any such actions on behalf of Baxter or such affiliates), provided that no such notice need be given if the relevant transaction related to 1% or less of the outstanding common stock (on an as converted basis) of the Company. Such notice shall be transmitted to the Company by facsimile (with telephonic notice) within ten (10) days after any such transaction, and shall specify the person or entity effecting the transaction, the date of such transaction, and the number of securities with respect to such transaction.

      3.5 Limitation on Notice of Certain Events. Baxter shall not be required to comply with the provisions of Section 3.4 if, in connection with any transaction referred to in Section 3.4, Baxter or its affiliate files with the SEC and sends to the Company a statement on Schedule

13D or Schedule 13G in connection with such transaction and in compliance with Rule 13d-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      4. Conditions to Baxter's Obligations at Closing. The obligations of Baxter under Section 1.2 of this Purchase Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

      4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true in all material respects on and as of the date of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

      4.2 Performance. The Company shall have performed and complied in all material respects with all agreements, obligations, and conditions contained in this Purchase Agreement and each other Transaction Agreement to which it is a party that are required to be performed or complied with by it on or before the Closing.

      4.3 Compliance Certificate. The Chief Executive Officer of the Company shall deliver to Baxter at the Closing a certificate certifying that the conditions specified in Sections 4.1, 4.2, 4.4, 4.5, 4.6 and 4.7 have been fulfilled and stating that there has been no Material Adverse Effect since March 31, 2000, except for continuing operating losses in the ordinary course of business.

      4.4 Certificate of Amendment. The Company shall have filed with the Secretary of State of New York the Certificate of Amendment in substantially the form attached hereto as Exhibit A and the Secretary of State shall have accepted such form for filing.

      4.5 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state or of any other country that are required in connection with the lawful issuance and sale of the F Shares to Baxter pursuant to this Purchase Agreement shall have been duly obtained and shall be effective on and as of the Closing.

      4.6 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Baxter and Baxter's counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

      4.7 Transaction Agreements. The License Agreement, in substantially the form attached hereto as Exhibit B, the Deferred Stock Purchase Agreement, in substantially the form attached hereto as Exhibit C, the Operating Agreement, in substantially the form attached hereto as Exhibit D, the Marketing and Distribution Agreement, in substantially the form attached hereto as Exhibit E, the Alliance Manufacturing and Supplier Agreement, in substantially the form attached hereto as Exhibit F, and the Baxter Manufacturing and Supplier Agreement, in
 substantially the form
attached hereto as Exhibit G shall have been executed and delivered by the Company.

      4.8 Opinion of Company Counsel. Baxter shall have received from counsel for the Company an opinion, dated as of the Closing and addressed to Baxter, covering the matters set forth in Sections 2.1, 2.2, 2.3 (as to the due authorization, valid issuance, full payment and non-assessability of the F Shares, Conversion Shares and Option Shares), 2.11, 2.12 and 2.14.

      5. Conditions of the Company's Obligations at Closing. The obligations of the Company under Section 1.2 of this Purchase Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

      5.1 Representations and Warranties. The representations and warranties of Baxter contained in Section 3 shall be true in all material respects on and as of the date of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

      5.2 Performance. Baxter shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Purchase Agreement and each other Transaction Agreement to which it is a party that are required to be performed or complied with by it on or before such Closing.

      5.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state or of any other country that are required in connection with the lawful issuance and sale of the F Shares to Baxter pursuant to this Purchase Agreement shall have been duly obtained and shall be effective on and as of the Closing.

      5.4 Transaction Agreements. The License Agreement, in substantially the form attached hereto as Exhibit B, the Deferred Stock Purchase Agreement, in substantially the form attached hereto as Exhibit C, the Operating Agreement, in substantially the form attached hereto as Exhibit D, the Marketing and Distribution Agreement, in substantially the form attached hereto as Exhibit E, the Alliance Manufacturing and Supplier Agreement, in substantially the form attached hereto as Exhibit F, and the Baxter Manufacturing and Supplier Agreement, in substantially the form attached hereto as Exhibit G shall have been executed and delivered by Baxter.

      6. Affirmative Covenants of the Company.

      6.1 Board Rights. So long as (i) Baxter owns at least 500,000 F Shares, or
(ii) Baxter owns all of the shares of Common Stock in which the F Shares are converted into or (iii) until December 31, 2007, at Baxter's election the Company shall give Baxter or its designated representative notice of each meeting of its Board of Directors at the same time and in the same manner as notice is given to the members of the Board of Directors, and the Company shall permit such representative to attend and observe all meetings of the Company's Board of Directors and to listen to all such meetings held telephonically. The Company shall provide

Baxter's representative with copies of written materials and other information given to directors in connection with such meetings at the same time and in the same manner such materials and information are given to the directors. If the Company takes any action by written consent in lieu of a meeting of its Board of Directors, the Company shall give notice thereof to Baxter's representative at the same time and in the same manner in which such consent is requested of directors. Baxter's representative must be reasonably acceptable to the Company and shall be knowledgeable and experienced in the operations of the healthcare industry. Baxter's representative shall not be entitled to written materials or other information and shall agree to excuse himself or herself from meetings or portions thereof at the request of the Company or the Chairman of the Board of Directors where such information or his or her attendance or continued presence, at the discretion of the Company, might jeopardize the confidentiality of proprietary information of the Company or of any competitor of Baxter or otherwise create a conflict of interest. Baxter's representative will execute a confidentiality agreement in form and substance similar to the Company's standard form of confidentiality agreement with consultants and other third parties.

      6.2 Reports under the Exchange Act. With a view to making available to Baxter the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a permitted holder of Securities to sell securities of the Company to the public without registration, and with a view to making it possible for any such holder to have the Securities registered on Form S-3, the Company agrees to (subject to Section 8 in the case of Section 6.2(b)):

            (a) make available adequate current public information as contemplated by Rule 144 (c)(1) or (2);

            (b) take such action as is necessary to enable a holder to utilize Form S-3 for the sale of Securities;

            (c) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the Exchange Act; and

            (d) furnish to a holder owning any Securities upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the Exchange Act, or that it qualifies as a registrant whose Securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably required to permit any holder of Securities to avail itself of any rule or regulation of the SEC which permits the selling of any such Securities without registration or pursuant to such form.

      7. Anti-Dilution Provisions.

      7.1 Option. If, on or before the date of conversion of all of the F Shares, the Company shall issue additional shares of its Common Stock in any private placement or public offering (excluding issuance or sale as a result of exercise or conversion of (i) outstanding options, warrants or other convertible or exchangeable securities on the date hereof, or (ii) stock options or warrants, granted to employees, directors or consultants whenever granted under the Company's stock option programs, incentive stock option plan or 401(k) program) (an "Issuance"), the Company hereby grants to Baxter the right (an "Option") following any such Issuance, to purchase a number of shares of Common Stock as set forth below. The consideration for shares issued pursuant to an Issuance (the "Consideration") shall be deemed to be the per share amount of cash and any other form of consideration received by the Company, meaning, in the case of a public offering, the public offering price. The amount of any non-cash Consideration shall be deemed to be the fair value of such non-cash Consideration determined in good faith by the Company's Board of Directors.

      Pursuant to the Option, Baxter shall have the right to purchase the number of additional shares of Common Stock (the "Option Number") determined by the following formula:

      NO = N(I) (.032)

      where NO is the Option Number and NI is the number of shares issued in the Issuance. If the Option Number would include a fractional share, it shall be rounded to the nearest whole share.

      7.2 Notice of Issuance. Within ten (10) days after any Issuance, the Company shall give written notice thereof to Baxter of the terms thereof, including the Issuance Number, the Consideration and the Option Number of shares related to such Issuance.

      7.3 Purchase Price. The price for each share purchased pursuant to the Option shall be an amount (payable in cash) equal to the Consideration for a share purchased under the Issuance.

      7.4 Exercise of Option. The Option shall be exercised by written notice to the Company, given within thirty (30) days following receipt of written notice of an Issuance pursuant to Section 7.2 above stating that it is Baxter's intent to exercise the Option. The notice shall specify the number of shares for which the Option is being exercised (up to the Option Number) and shall be accompanied by payment in full of the exercise price for such shares.

      7.5 Delivery of Certificates: Registration. Promptly after each exercise of the Option, the Company shall cause to be delivered to Baxter a certificate or certificates evidencing the shares purchased pursuant to the exercise of the Option; provided, however, that Baxter shall be deemed to be the holder of record of such shares as of the date of exercise of the Option with respect to such shares. The Company may postpone the issuance and delivery of such shares upon any exercise of the Option until (a) the admission of such shares to listing on any stock exchange on which shares of the same class are then listed and (b) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation as the Company, in the reasonable opinion of its counsel, shall determine to be necessary or advisable. Nothing in this Section 7.5 shall be deemed to require that the Company file or amend a registration statement under the 1933 Act.

      7.6 Dividends and Reclassification. If, following an Issuance but prior to the exercise of, or expiration of the right to exercise, the Option relating to such Issuance, there shall be declared payable to holders of record of the Common Stock on a date prior to such exercise or expiration, or paid, a stock dividend upon the Common Stock of the Company or if such stock shall be split-up, combined, converted, exchanged (including by way of merger), reclassified, or in any way substituted for (collectively, a "Dividend or Reclassification"), the Option shall entitle Baxter upon the future exercise of the Option relating to such Issuance to such number and kind of securities or other property, subject to the terms of the Option, to which Baxter would have been entitled had Baxter actually owned the Common Stock as to which the Option is then exercised at the time of such Dividend or Reclassification; and the aggregate purchase price upon the exercise of the Option relating to such Issuance shall be the same as if the shares of Common Stock originally optioned were being purchased as provided herein; provided that no fractions of shares shall be issued, the aggregate purchase price shall be appropriately reduced on account of any fractions not so issued and the purchase price shall in no event be less than the par value of the Common Stock.

      7.7 Reservation of Common Stock. The Company hereby represents and covenants with Baxter that it shall at all times reserve for issuance to Baxter such number of shares of its Common Stock as will be sufficient to satisfy the requirements of any Option.

      7.8 Successors to Option. The Option and all rights hereunder shall be non-assignable and nontransferable, are intended solely for the benefit of Baxter, and shall in no way inure to the benefit of its assignees or transferees. Notwithstanding the foregoing, Baxter may assign or transfer the Option to any corporation with which Baxter is merged or combined or to any corporation which is a successor to or an affiliate of Baxter. The Company shall have the right to require, as a condition precedent to such assignment or transfer, that the assignee or transferee furnish such information as may in the opinion of counsel for the Company be appropriate to permit such assignment or transfer in light of the then applicable federal or state securities laws. As used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 under the Exchange Act, and the term "person" or "entity" shall mean any individual, company, partnership, joint venture, association, corporation, trust, government or agency thereof, or any other entity.

      7.9 Information from Baxter. The Company shall have the right to require, as a condition precedent to the exercise of the Option, that Baxter furnish such information (and representations comparable to those in Section 3.1) as may in the reasonable opinion of counsel for the Company be appropriate to permit the Company, in light of the then existence or non-existence of an effective registration statement under the 1933 Act with respect to such shares, to issue the shares in compliance with the provisions of that or any comparable act.

      7.10 Senior Ranked Preferred Stock. As long as any F Shares are issued and outstanding, the Company shall not issue any shares of the Series A Preferred Stock and shall not designate and issue any preferred stock which is ranked senior to the Series F Preferred Stock.

      8. Registration of Common Stock.

      8.1 Registration. The Company will use its best efforts to cause to become effective, on or prior to the date on which the F Shares shall first be convertible, a registration statement under the 1933 Act on Form S-3 or such other registration form as counsel to the Company deems appropriate, covering the issuance by the Company of all of the Conversion Shares and Option Shares, or any shares issued pursuant to stock dividends, stock splits or similar distributions upon such Common Stock, Conversion Shares and Option Shares ("Registrable Stock").

      8.2 Registration Expenses. The Company shall pay all expenses incurred in effecting the registration of Registrable Stock pursuant to Section 8.1 including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but not including underwriting discounts, commissions and expenses and fees of counsel to the participating Holders.

      8.3 Registration Procedures. If and whenever the Company is required by the provisions of Section 8.1 to effect the registration of the Registrable Stock under the 1933 Act, the Company will, as expeditiously as possible:

            (a) prepare and file with the SEC a registration statement which includes the Registrable Stock and use its best efforts to cause such registration statement to become and remain effective until the distribution described in the registration statement has been completed or until the participating Holders can sell all such Registrable Stock pursuant to Rule 144;

            (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of Registrable Stock covered by such registration statement whenever a Holder shall desire to sell or otherwise dispose of the same, but only to the extent provided in this Section 8;

            (c) furnish to each participating Holder (and to each underwriter, if any, of Registrable Stock) such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Stock;

            (d) use its best efforts to register or qualify the Registrable Stock covered by such registration statement under such state securities or blue sky laws of such jurisdiction as each participating Holder shall reasonably request and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such Holder to consummate the public sale or other disposition in such jurisdictions of the Registrable Stock, except that the Company shall not for any purpose be required to consent generally to service of process or qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

            (e) before filing the registration statement prospectus or amendments or supplements thereto, furnish to counsel selected by the participating Holders copies of such documents proposed to be filed which shall be subject to the reasonable approval of such counsel;

            (f) enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offer;

            (g) notify the participating Holders at any time when a prospectus relating to any Registrable Stock covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and promptly file such amendments and supplements as may be necessary so that, as thereafter delivered to such Holders, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and use its best efforts to cause each such amendment and supplement to become effective;

            (h) furnish at the request of the participating Holders on the date that such Registrable Stock is delivered to the underwriters for sale in connection with a registration pursuant to this Section 8 (i) an opinion, dated such date, of the counsel representing the Company, for purposes of such registration, in form and substance as is customarily given by company counsel to the underwriters in an underwritten public offer addressed to the underwriters, if any, and to such Holders, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offer, addressed to the underwriters and to such Holders;

            (i) notify the Holders of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement of the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest time; and

            (j) use its best efforts to cause all such Registrable Stock to be listed on the securities exchange or the Nasdaq National Market, if any, on which the Company's Common Stock is then listed.

      Upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (g), the Holder will forthwith discontinue disposition of such Registrable Stock covered by such registration statement or prospectus until receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of an additional or supplemental filings which are incorporated by reference in such prospectus, and, if so directed by the Company, the Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Holder's possession, of the prospectus covering such Registrable Stock current at the time of receipt of such notice.

      8.4 Indemnification. In the event Registrable Stock is registered pursuant to this Section 8:

            (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder of Registrable Stock which is included in a registration statement filed pursuant to the provisions of this Agreement and any underwriter (within the meaning of the 1933 Act) with respect to the Registrable Stock, and each officer, director, employee and agent thereof and each person, if any, who otherwise controls such Holder or underwriter (within the meaning of the 1933 Act), against any losses or claims, damages, expenses or liabilities, joint or several, to which they may become subject under the 1933 Act, the Exchange Act or other federal or state law, or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or allegedly untrue statement of any material fact contained in the registration statement for the Registrable Stock, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or any document incident to the registration or qualification of any Registrable Stock, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or allegedly necessary to make the statements therein not misleading or arise out of any violation or alleged violation by the Company of the 1933 Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the Exchange Act or any state securities law; and will reimburse such Holder, any underwriter, officer, director, employee, agent or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8.4(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, expense, liability or action if such settlement is effected without the written consent of the Company, which shall not be unreasonably withheld, nor shall the Company be liable under this
Section 8.4(a) to such Holder, such underwriter, officer, director, employee, agent or controlling person for any such loss, claim, damage, expense, liability or action to the extent that it arises out of, or is based upon, an untrue statement or allegedly untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with information furnished in writing expressly for use in connection with such registration by such Holder, such underwriter, officer, director, employee, agent or such controlling person.

            (b) To the extent permitted by law, each Holder of Registrable Stock which is included in a registration statement filed pursuant to the provisions of this Agreement will indemnify and hold harmless the Company, each of its employees, agents, directors and officers, each person, if any, who controls the Company within the meaning of the 1933 Act, and any underwriter (within the meaning of the 1933 Act) against any losses, claims, damages, expenses or liabilities to which the Company or any such person or underwriter may become subject, under the 1933 Act, the Exchange Act or other federal or state law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of, or are based upon any untrue or allegedly untrue statement of any material fact contained in a registration statement for the Registrable Stock, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or any document incident to the registration or qualification of any Registrable Stock, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or allegedly necessary to make the statements therein not misleading; in each case to the extent that such untrue statement or allegedly untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, or amendments or supplements thereto, in reliance upon and in conformity with information furnished in writing by such Holder expressly for use in connection with such registration; provided, however, that the indemnity agreement contained in this
Section 8.4(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, expense, liability or action if such settlement is effected without the written consent of such Holder, which shall not be unreasonably withheld; and such Holder will reimburse the Company or any such person or underwriter for any legal or other expenses reasonably incurred by the Company or any such person or underwriter in connection with investigating or defending such loss, claim, damage, liability, expense or action.

            (c) Promptly after receipt by an indemnified party under this
Section 8.4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8.4, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense thereof with counsel mutually satisfactory to the parties. An indemnifying party shall not have the right to direct the defense of such an action on behalf of an indemnified party if such indemnified party has reasonably concluded that there may be defenses available to it that are different from or additional to those available to the indemnifying party; provided, however, that in such event, the indemnifying party shall bear the fees and expenses of only one (1) separate counsel for all indemnified parties, such separate counsel to be reasonably satisfactory to the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action if prejudicial to the ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8.4, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise than under this Section.

            (d) To the extent permitted by law, the indemnification provided for under this Section 8.4 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person (within the meaning of the 1933 Act) of such indemnified party and will survive the transfer of securities.

            (e) If for any reason the foregoing indemnity is unavailable to, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. Notwithstanding the foregoing, no underwriter, if any, shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of any underwriters to contribute pursuant to this Section 8.4(e) shall be several in proportion to their respective underwriting commitments and not joint.

      8.5 Information from Baxter. Baxter shall furnish to the Company in writing any information regarding Baxter which the Company may reasonably request in writing in connection with registration pursuant to this Section 8.

      8.6 Transferability. The right to have the Company register Registrable Stock granted by the Company to the Holders under this Agreement may be assigned by a Holder to a permitted transferee or assignee of at least one-half of the Registrable Stock (subject to appropriate adjustment for stock splits, stock dividends, reclassification and consolidations), provided that the Company must receive written notice prior to or at the time of said transfer, stating the name and address of said transferee or assignee. The limitations set forth in this Article 8 with respect to registration rights shall apply to all transferees or assignees of Registrable Stock.

      9. Miscellaneous.

      9.1 Incorporation by Reference. All exhibits and schedules appended to this Purchase Agreement are herein incorporated by reference and made a part hereof.

      9.2 Parties in Interest. All terms, covenants, agreements, representations, warranties and undertakings in this Purchase Agreement made by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

      9.3 Amendments and Waivers. Changes in or additions to this Purchase Agreement may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived, only upon the written consent of the Company and Baxter.

      9.4 Governing Law. This Purchase Agreement shall be deemed a contract made under the laws of the State of New York and, together with the rights or obligations of the parties hereunder, shall be construed under and governed by the laws of such State without giving effect to principles of conflicts of laws.

      9.5 Notices. All notices, requests, consents and demands shall be in writing and shall be deemed given when (i) personally delivered, (ii) mailed in a registered or certified envelope, postage prepaid (iii) sent by Federal Express or another nationally recognized overnight delivery service (paid by sender), or (iv) sent by telex, facsimile, or telecopier upon receipt of the correct answerback.

To the Company at:

         Alliance Pharmaceutical Corp.
         6175 Lusk Boulevard
         San Diego, CA  92121
         Attention: Theodore D. Roth
                    President and Chief Operating Officer
                    Lloyd A. Rowland
                    Vice President and General Counsel
         Facsimile: (858) 410-5306

with a copy to:

         Stroock & Stroock & Lavan LLP
         180 Maiden Lane
         New York, NY  10038
         Attention: Melvin Epstein, Esq.
         Facsimile: (212) 806-6006

To Baxter at:

         Baxter Healthcare Corporation
         Route 120 & Wilson Road
         Round Lake, Illinois  60073
         Attention: General Manager, Global Anesthesia
         Facsimile: (847) 270-2016

with a copy to:

         Baxter Healthcare Corporation
         One Baxter Parkway
         Deerfield, Illinois  60015
         Attention: General Counsel
         Facsimile: (847) 948-2450
with a copy to:

         Gibson, Dunn and Crutcher LLP
         4 Park Plaza, Suite 1800
         Irvine, California  92614
         Attention: Thomas Magill, Esq.
         Facsimile: (949) 451-4220

or such other address as may be furnished in writing to the other parties hereto.

      9.6 Counterparts. This Purchase Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

      9.7 Effect of Headings. The section and paragraph headings herein are for convenience only and shall not affect the construction hereof.

      9.8 Entire Purchase Agreement. This Purchase Agreement, the License Agreement and the Exhibits and Schedules hereto and thereto constitute the entire agreement among the Company and the Baxter with respect to the subject matter hereof. There are no representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Purchase Agreement supersedes all prior agreements between the parties with respect to the shares purchased hereunder and the subject matter hereof.

      9.9 Publicity. Neither party shall originate any publicity, news release, or other announcement, written or oral, relating to this Purchase Agreement, or to performance hereunder or the existence of an arrangement between the parties without the prior written approval of the other, except as may be otherwise required by law.

      9.10 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

      9.11 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

      9.12 Amendment and Waiver. Except as otherwise provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or an a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and Baxter in the case of an amendment or by the written waiver of the waiving party in the case of a waiver. Any amendment or waiver effected in accordance with this Section 9.12 shall be binding upon any holder of any securities purchased under this Agreement (including securities into which such securities have been converted), each future holder of all such securities (so long as such securities are restricted securities) and the Company.

      9.13 Fees and Expenses. The Company and Baxter shall bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby, except for any expenses incurred in connection with the registration of any of the securities sold pursuant to this Agreement which shall be borne exclusively by Company; except as otherwise provided in this Agreement.

         IN WITNESS WHEREOF, this Purchase Agreement has been executed as of the date first above written, by the parties hereto.


                                 ALLIANCE PHARMACEUTICAL CORP.

                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                                 BAXTER HEALTHCARE CORPORATION

                                 By:
                                     -------------------------------------------
                                      Name:
                                      Title:

                                    Exhibit A

                            Certificate of Amendment

                                    Exhibit B

                                License Agreement

                                    Exhibit C
                        Deferred Stock Purchase Agreement

                                    Exhibit D

     Limited Liability Company Operating Agreement of PFC Therapeutics, LLC

                                    Exhibit E

                      Marketing and Distribution Agreement

                                    Exhibit F

                  Alliance Manufacturing and Supplier Agreement

                                    Exhibit G

                   Baxter Manufacturing and Supplier Agreement

                                                                   Schedule 2.3

                       Preferred Stock Purchase Agreement

                                 CAPITALIZATION

A.   Authorized Capital Stock
     Authorized Common Stock, $.01 par value                       75,000,000
     Authorized Preferred Stock, $.01 par value
              1.5 million shares of Series A Preferred Stock        5,000,000
     Outstanding Securities as of May 5, 2000
              Common Stock                                         47,167,083
              Outstanding Options                                   6,770,390
              Outstanding Warrants                                  2,096,744
     Outstanding Convertible Debt                                 $15,000,000

B.   Other Rights to Acquire Capital Stock

      1. Pursuant to Section 7.1 of a preferred stock purchase agreement, the holder of previously outstanding Series D Preferred Stock, Schering Berlin Venture Corp. ("SBVC"), has the right to acquire additional shares of Common Stock if the Company issues (an "Issuance") additional shares of Common Stock in a public or private offering (including upon the conversion of warrants of other convertible securities). The purchase price is to be equal to the price per share of Common Stock paid in such Issuance. The number of shares SBVC may purchase is equal to 1.59% of the Common Stock issued in the Issuance.

      2. In November 1996, the Company acquired MDV Technologies, Inc. ("MDV") by a merger (the "MDV Merger") of a wholly owned subsidiary of the Company into MDV. The Company may pay up to $20 million to former shareholders of MDV if advanced clinical development or licensing milestones are achieved in connection with MDV's technology. The Company will also make certain royalty payments on the sales of products, if any, developed from such technology. The Company may buy out its royalty obligation for $10 million at any time prior to the first anniversary of the approval by U.S. regulatory authorities of any products based upon the MDV technology (the amount increasing thereafter over time). All of such payments to the former MDV shareholders may be made in cash or, at the Company's option, shares of the Company's common stock, except for the royalty obligations which will be payable only in cash. The Company has not determined whether subsequent payments (other than royalties) will be made in cash or in common stock.

      3. The holders of $15 million in principal amount of convertible debentures of the Company, convertible at $9.65 per share, subject to further adjustment, have the right to purchase an additional $15 million in convertible debt, convertible at $12.06 per share, subject to further adjustment.

C. Registration Rights

      1. The Company is in the process of registering 2,234,738 shares of outstanding common stock and 2,431,465 shares of common stock underlying certain convertible securities.

      2. The holders of outstanding warrants for 2,096,744 shares of common stock issuable at prices ranging from $2.45 to $20 per share have demand and/or piggyback registration rights, of which warrants for 877,061 shares are being registered pursuant to item C(1) above.

      3. The Company has an obligation, if requested, to register the common stock received by SBVC upon conversion of the Series D Preferred Stock and other shares of Common Stock received by SBVC pursuant to a right to participate in Issuances (see item B(1) above).

      4. In connection with the acquisition of a subsidiary, MDV Technologies, Inc., the Company registered the estimated number of shares to potentially be received by the former MDV shareholders. Under certain circumstances the Company could be required to issue and register additional shares of common stock.

                                                                    Schedule 2.7

                       Preferred Stock Purchase Agreement

                                      TITLE

All California facilities are leased.

In connection with the purchase of the Otisville, New York facility in 1983, the Company entered into a land use agreement with the New York City Development Corporation, the provisions of which require the Company to care for retired police horses. The provisions are "covenants running with the land" binding upon the Company and subsequent owners.

The Company has a line of credit for up to $1.5 million with Wells Fargo Bank. The loan is secured by certain cash and securities accounts.

In June 1998, Imperial Bank entered into a credit agreement providing for a loan of up to $15 million to the Company. As security for the loan the Company originally granted a security interest in all then existing or thereafter acquired personal property of the Company, excluding certain specific equipment and all intangible assets (including intellectual property, patents and patent applications). On May 17, 1999, the Company granted the bank a security interest on its trademarks, patents, trade secrets and license agreements and proceeds thereof. A subsidiary has agreed to give similar security interest in its assets. On March 31, 2000 the outstanding loan balance is approximately $9.9 million, $5 million of which is collateralized by cash. Oxygent related trademarks, patents, patent applications and trade secrets will be released from the lien to the bank prior to closing this preferred stock transaction.